Exhibit 99.4

MANITOWOC FOODSERVICE

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements of Manitowoc Foodservice consist of an unaudited pro forma combined statement of operations for the nine months ended September 30, 2015 and 2014 and for the year ended December 31, 2014, and an unaudited pro forma combined balance sheet as of September 30, 2015 derived from the historical combined financial statements included in the Registration Statement on Form 10, as amended, that Manitowoc Foodservice has filed with the U.S. Securities and Exchange Commission (the “Form 10”). The unaudited pro forma combined financial statements reported below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Historical Combined Financial Data” and the unaudited pro forma combined financial statements and corresponding notes and “Risk Factors” included in the Form 10. Please refer to “Certain Terms” on page 3 of this exhibit for a glossary of defined terms used in this exhibit.

The following unaudited pro forma combined financial statements are subject to assumptions and adjustments described in the accompanying notes and such assumptions and adjustments reflect the expected impact of events directly attributable to the Spin-Off and that are factually supportable and, for purposes of the statement of operations, are expected to have a continuing impact on us. Manitowoc Foodservice’s management believes these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. However, these adjustments are subject to change as Manitowoc ParentCo and Manitowoc Foodservice finalize the terms of the Spin-Off, including the Separation and Distribution Agreement and related transaction agreements. The unaudited pro forma combined financial statements are for illustrative purposes only and do not purport to represent what Manitowoc Foodservice’s financial position and results of operations actually would have been had the Spin-Off occurred on the dates indicated, or to project Manitowoc Foodservice’s financial performance for any future period following the Spin-Off.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 give effect to the Spin-Off as if it had occurred on January 1, 2014, the first day of fiscal 2014. The unaudited pro forma combined balance sheet as of September 30, 2015, gives effect to the Spin-Off as if it had occurred on that date. The unaudited pro forma combined financial statements include adjustments to reflect the following:

•	the Internal Reorganization, including the issuance of 100% of Manitowoc Foodservice’s issued and outstanding common stock to Manitowoc ParentCo in connection with the Spin-Off;

•	our anticipated new capital structure, including debt anticipated to be incurred under a revolving credit facility and in connection with the Spin-Off as described in Note 6 below;

•	the resulting elimination of Manitowoc ParentCo’s net investment in Manitowoc Foodservice; and

•	a cash dividend to Manitowoc ParentCo.

Manitowoc Foodservice’s annual and interim combined financial statements include allocations for certain expenses and support functions historically provided by Manitowoc ParentCo, such as business shared services and corporate costs that benefit Manitowoc Foodservice. Management believes the assumptions associated with allocating these costs are reasonable. Nevertheless, the combined financial statements may not include all of the actual expense that would have been incurred and may not represent Manitowoc Foodservice’s results of operations, financial position, or cash flows had it been a stand-alone company during the periods presented. General corporate expenses allocated to Manitowoc Foodservice for the nine months ended September 30, 2015, and year ended December 31, 2014, were $19.0 million and $22.1 million, respectively. After the Spin-Off, Manitowoc Foodservice will incur incremental costs as an independent public company, including costs to replace services previously provided by Manitowoc ParentCo as well as other similar expenses associated with operating as a standalone company. We expect that a significant portion of these incremental dis-synergy costs will be offset by specific actions taken as part of the separation process, including but not limited to the right sizing of functions and activities already existing in business. Due to the scope and complexity of these activities, the amount and timing of these incremental costs could vary depending on the finalization of specific initiatives and actions undertaken as part of the spin process and, therefore, these costs are not included within the unaudited pro forma combined financial statements.

Manitowoc ParentCo expects to incur approximately $130-140 million before-tax of one-time chargeable separation costs in connection with the Spin-Off, including consulting, legal, auditing, information technology, financing, debt breakage and other similar costs. Only immaterial separation costs are reflected in Manitowoc Foodservice’s historical financial statements as the costs are non-recurring in nature and expected to be borne by Manitowoc ParentCo.

CERTAIN TERMS

In this exhibit, unless otherwise indicated or the context otherwise requires:

•	The “Company,” “MFS,” “we,” “our” and “us” refer to Manitowoc Foodservice, Inc. and its consolidated subsidiaries, after giving effect to the Internal Reorganization (as defined herein).

•	“Crane Business” means the businesses or operations of Manitowoc ParentCo other than the Foodservice Business (as defined herein).

•	The “Distribution” refers to the distribution of Manitowoc Foodservice common stock on a pro rata basis to the holders of Manitowoc ParentCo common stock.

•	The “Distribution Date” refers to the date of the Distribution.

•	“Foodservice Business” means (1) the businesses and operations conducted by the Foodservice segment of Manitowoc ParentCo and its affiliates (including, for purposes of this definition, Manitowoc Foodservice and its affiliates) prior to the consummation of the Spin-Off, and (2) except as otherwise expressly provided in the Separation and Distribution Agreement (as defined herein), any terminated, divested or discontinued businesses or operations that at the time of such termination, divestiture or discontinuation related to the Foodservice Business (as described in the foregoing clause (1)) as then conducted.

•	The “Internal Reorganization” refers to the series of internal transactions pursuant to which Manitowoc ParentCo will separate the assets and liabilities of the Crane Business and the Foodservice Business, to the extent such separation has not already occurred.

•	“Manitowoc Foodservice” refers to Manitowoc Foodservice, Inc. and not to any of its subsidiaries or affiliates.

•	“Manitowoc ParentCo” refers to The Manitowoc Company, Inc. and its consolidated subsidiaries, other than, for all periods following the consummation of the Spin-Off, Manitowoc Foodservice and its subsidiaries.

•	The “Spin-Off” refers collectively to (a) the Internal Reorganization, (b) the Company’s contribution of the Foodservice Business to Manitowoc Foodservice and (c) the Distribution.

MANITOWOC FOODSERVICE

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in millions of dollars)	Historical	Pro Forma Adjustments		Pro Forma
Operations
Net sales	$1,178.4	$—		$1,178.4
Costs and expenses:
Cost of sales	809.6	—		809.6
Engineering, selling and administrative expenses	223.3	—		223.3
Amortization expense	23.6	—		23.6
Restructuring expense	1.3	—		1.3
Separation expense	1.1	(1.1	)(1)	—
Other expense (income)	0.4	—		0.4

Total costs and expenses	1,059.3	(1.1)		1,058.2
Operating earnings from continuing operations	119.1	1.1		120.2
Other (expenses) income:
Interest expense	(1.0)	(77.5	)(2)	(78.5)
Amortization of deferred financing fees	—	(3.6	)(3)	(3.6)
Interest income on notes with Manitowoc ParentCo—net	13.5	(13.5	)(10)	—
Other income—net	1.9	—		1.9

Total other income	14.4	(94.6)		(80.2)
Earnings from continuing operations before taxes on earnings	133.5	(93.5)		40.0
Provision for taxes on earnings	41.8	(33.6	)(1)(4)(10)	8.2

Earnings from continuing operations	91.7	(59.9)		31.8
Discontinued operations:
Earnings from discontinued operations, net of income taxes	0.3	—		0.3

Net earnings	$92.0	$(59.9)		$32.1

See Notes to Unaudited Pro Forma Combined Financial Statements.

MANITOWOC FOODSERVICE

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in millions of dollars)	Historical	Pro Forma Adjustments		Pro Forma
Operations
Net sales	$1,207.1	$—		$1,207.1
Costs and expenses:
Cost of sales	811.7	—		811.7
Engineering, selling and administrative expenses	229.5	—		229.5
Amortization expense	23.9	—		23.9
Restructuring expense	2.2	—		2.2
Separation expense	—	—		—
Other expense (income)	—	—		—

Total costs and expenses	1,067.3	—		1,067.3
Operating earnings from continuing operations	139.8	—		139.8
Other (expenses) income:
Interest expense	(0.9)	(77.9	)(2)	(78.8)
Amortization of deferred financing fees	—	(3.6	)(3)	(3.6)
Interest income on notes with Manitowoc ParentCo—net	12.1	(12.1	)(10)	—
Other income—net	(1.5)	—		(1.5)

Total other income	9.7	(93.6)		(83.9)
Earnings from continuing operations before taxes on earnings	149.5	(93.6)		55.9
Provision for taxes on earnings	15.6	(34.4	)(4)(10)	(18.8)

Earnings from continuing operations	133.9	(59.2)		74.7
Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes of $0.3	(0.4)	—		(0.4)
Loss on sale of discontinued operations, net of income taxes of $0.6	(1.1)	—		(1.1)

Net earnings	$132.4	$(59.2)		$73.2

See Notes to Unaudited Pro Forma Combined Financial Statements.

MANITOWOC FOODSERVICE

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in millions of dollars)	Historical	Pro Forma Adjustments		Pro Forma
Operations
Net sales	$1,581.3	$—		$1,581.3
Costs and expenses:
Cost of sales	1,073.3	—		1,073.3
Engineering, selling and administrative expenses	299.6	—		299.6
Amortization expense	31.8	—		31.8
Asset impairment expense	1.1	—		1.1
Restructuring expense	2.6	—		2.6
Other expense	0.4	—		0.4

Total costs and expenses	1,408.8	—		1,408.8
Operating earnings from continuing operations	172.5	—		172.5
Other (expenses) income:
Interest expense	(1.3)	(103.9	)(2)	(105.2)
Amortization of deferred financing fees	—	(4.8	)(3)	(4.8)
Interest income on notes with Manitowoc ParentCo—net	16.6	(16.6	)(10)	—
Other expense—net	(0.6)	—		(0.6)

Total other income	14.7	(125.3)		(110.6)
Earnings from continuing operations before taxes on earnings	187.2	(125.3)		61.9
Provision for taxes on earnings	25.9	(45.5	)(4)(10)	(19.6)

Earnings from continuing operations	161.3	(79.8)		81.5
Discontinued operations:
Loss from discontinued operations, net of income taxes of $0.3	(0.4)	—		(0.4)
Loss on sale of discontinued operations, net of income taxes of $0.6	(1.1)	—		(1.1)

Net earnings	$159.8	$(79.8)		$80.0

See Notes to Unaudited Pro Forma Combined Financial Statements.

MANITOWOC FOODSERVICE

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(in millions of dollars)	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$47.3	$(20.1	)(6)	$27.2
Restricted cash	0.6	—		0.6
Accounts receivable, less allowances of $3.6	97.3	—		97.3
Inventories—net	159.1	—		159.1
Deferred income taxes	23.7	0.1	(5)	23.8
Other current assets	11.7	—		11.7
Current assets held for sale	8.1	—		8.1

Total current assets	347.8	(20.0)		327.8
Property, plant and equipment—net	127.0	—		127.0
Goodwill	844.6	—		844.6
Other intangible assets—net	524.6	—		524.6
Other non-current assets	16.7	38.1	(6)(9)	54.8
Long-term assets held for sale	64.0	—		64.0

Total assets	$1,924.7	$18.1		$1,942.8

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$277.6	$—		$277.6
Current portion of long-term capital leases and debt	0.4	—		0.4
Product warranties	34.2	—		34.2
Current liabilities held for sale	20.2	—		20.2

Total current liabilities	332.4	—		332.4
Non-Current Liabilities:
Long term capital leases and debt	2.5	1,400.0	(6)	1,402.5
Deferred income taxes	217.1	(6.4	)(5)	210.7
Pension and postretirement health obligations	37.8	17.4	(5)	55.2
Other non-current liabilities	18.8	5.9	(9)	24.7
Long-term liabilities held for sale	0.7	—		0.7

Total non-current liabilities	276.9	1,416.9		1,693.8
Total Equity:
Common stock	—	1.4	(7)	1.4
Additional paid-in capital	—	(34.4	)(8)	(34.4)
Net parent company investment	1,355.9	(1,355.9	)(5)(6)(8)	—
Accumulated other comprehensive loss	(40.5)	(9.9	)(5)	(50.4)

Total equity	1,315.4	(1,398.8)		(83.4)

Total liabilities and equity	$1,924.7	$18.1		$1,942.8

See Notes to Unaudited Pro Forma Combined Financial Statements.

MANITOWOC FOODSERVICE

Notes to Unaudited Pro Forma Combined Financial Statements

1. Separation Costs

This adjustment reflects the removal of separation costs of $1.1 million recorded as separation expense for the nine months ended September 30, 2015 directly related to the Spin-Off that were incurred during the historical period. These costs were primarily for legal, tax, accounting and other professional fees. This pro forma adjustment results in an increase to the income tax provision of $0.4 million.

2. Interest Expense

This adjustment reflects the pro forma adjustment for interest expense of $77.5 million, $77.9 million and $103.9 million, based on our new debt position of $1,400 million and the weighted average interest rate of 7.4% for the nine months ended September 30, 2015, the nine months ended September 30, 2014 and the year ended December 31, 2014, respectively, that would be incurred on the debt expected to be incurred by Manitowoc Foodservice as part of the Spin-Off as described in Footnote (6) below, if the Spin-Off had occurred at the beginning of the first period presented. Interest expense on the new debt was computed based on Manitowoc Foodservice’s new debt position effective upon separation from Manitowoc ParentCo. The actual interest rate and thus interest expense may differ from the actual interest rate and expense depending upon Manitowoc Foodservice’s credit ratings or on the final terms of our debt arrangements. A 0.125% increase or decrease in the blended weighted average interest expense attributable to our long term debt that is expected to be outstanding after giving pro forma effect to the Spin-Off would cause our interest expense to change by approximately $4.1 million.

3. Amortization of Deferred Financing Fees

This adjustment reflects the pro forma adjustment for the amortization of deferred financing fees of $3.6 million, $3.6 million and $4.8 million for the nine months ended September 30, 2015, the nine months ended September 30, 2014 and the year ended December 31, 2014, respectively, that would be incurred on the debt issuance if the Spin-Off had occurred at the beginning of the period presented. Amortization of deferred financing fees is reflective of the straight-line amortization of total debt issuance costs over the terms of the underlying debt instruments, which range between 5 and 8 years.

4. Provision for Taxes on Earnings

The provision for income taxes reflected in our historical combined financial statements was determined as if we filed separate, standalone income tax returns in each relevant jurisdiction. In determining the tax rate to apply to our pro forma adjustments, we used the applicable statutory rate based on the jurisdiction in which the adjustment relates, consistent with Instruction 7 to Rule 11-02(b) of Regulation S-X. If the adjustment relates to an item that would never be taxed in that particular jurisdiction, we did not provide for any tax. The pro forma tax adjustments resulted in pro forma adjusted effective tax rates of 36.0%, 36.8% and 36.3% for the nine-month periods ended September 30, 2015 and 2014 and twelve-month period ended December 31, 2014, respectively.

5. Defined Benefit Plan Assets and Obligations

Certain employees participate in defined benefit pension plans sponsored by Manitowoc ParentCo. When we become a standalone independent company, we will assume these obligations and provide the benefits directly. Manitowoc ParentCo will transfer to us the plan liabilities in the amount of $52.7 million and assets in the amount of $35.3 million associated with participant employees of Manitowoc Foodservice, resulting in a net impact to pension obligations of $17.4 million.

The unrecognized actuarial loss on these plans is $9.9 million. These pro forma adjustments result in a reduction in deferred income tax liabilities of $6.4 million and a $0.1 million increase in deferred tax assets. The remaining net impact is reflected within net parent company investment. The benefit plan expenses associated with this pension obligation were previously allocated to Manitowoc Foodservice and are included in the historical combined statements of operations. The actual assumed net benefit plan obligations could change significantly from our estimates included in these pro forma adjustments.

6. New Debt Financing

This adjustment reflects $1,400.0 million of new debt, comprised of our $975.0 million senior secured “tranche B” term loan facility and $425.0 million of notes, to establish our new debt structure and the related debt issuance costs of $32.1 million as if the Spin-Off had taken place on September 30, 2015. Proceeds from the debt issuance will be distributed to Manitowoc ParentCo in the form of a dividend in the amount of $1,388.0 million with the excess of the amount of the net proceeds over the dividend amount being retained by us for general corporate purposes. The cash impact of $25.9 million associated with the new debt financing is comprised of $1,400.0 million related to proceeds from the new debt, offset by cash outflows of the $1,388.0 million cash dividend from Manitowoc Foodservice to Manitowoc Cranes and $20.1 million of debt issuance costs.

7. Shares of Common Stock

This adjustment reflects 137 million shares of Manitowoc Foodservice common stock at a par value of $0.01 per share. The number of shares of Manitowoc Foodservice common stock is based on the number of shares of Manitowoc ParentCo common stock outstanding on September 30, 2015 and an expected distribution ratio of one share of Manitowoc Foodservice common stock for every share of Manitowoc ParentCo common stock.

8. Recapitalization of Equity

This adjustment reflects the pro forma recapitalization of our equity. On the Distribution Date, Manitowoc ParentCo’s net investment in Manitowoc Foodservice will be re-designated as Manitowoc Foodservice’s stockholders’ equity and will be allocated between common stock and additional paid-in capital based on the number of shares of Manitowoc Foodservice common stock outstanding at the Distribution Date.

9. Deferred Compensation Plan Assets and Obligations

Certain highly compensated and key management employees and directors of Manitowoc Foodservice participate in deferred compensation plans sponsored by Manitowoc ParentCo. When we become a standalone independent company, we will assume these obligations and provide the benefits directly. Manitowoc ParentCo will transfer to us the plan liabilities in the amount of $5.9 million and assets in the amount of $5.9 million associated with participant employees of Manitowoc Foodservice. These pro forma adjustments do not have a material tax impact.

10. Interest Income from Notes with Manitowoc ParentCo

This adjustment reflects the removal of interest income on intercompany notes that are directly related to the separation of Manitowoc Foodservice from Manitowoc ParentCo of $13.5 million, $12.1 million and $16.6 million and the corresponding impact to the provision for taxes on earnings of $4.9 million, $4.4 million and $6.1 million, for the nine months ended September 30, 2015 and 2014 and the fiscal year ended December 31, 2014, respectively.